UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2026

Radian Group Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-11356	23-2691170
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

550 East Swedesford Road, Suite 350

Wayne, Pennsylvania, 19087

(Address of Principal Executive Offices, and Zip Code)

(215) 231-1000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	RDN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01	Entry into a Material Definitive Agreement.

On October 29, 2026, Inigo Corporate Member Limited (“ICML”), a company incorporated in England and Wales and a wholly-owned subsidiary of Radian Group Inc., a Delaware corporation (“Radian Group”), amended and restated its existing letter of credit facility with a syndicate of participating banks. As further described below, among other things, the amendments add Radian Group as guarantor and increase the aggregate lender commitments from $620 million to $880 million. The letters of credit issued under the facility will be part of ICML’s funds at Lloyd’s (“FAL”).

On October 29, 2026, ICML, Inigo Limited (“Inigo Limited”), a company incorporated in England and Wales and a wholly-owned subsidiary of Radian Group, and Radian Group entered into a Fifth Amendment and Restatement Agreement (the “Fifth Restatement Agreement”) with Barclays Bank PLC, as facility agent (in such capacity, the “Agent”) and as security agent and trustee, and the lenders from time to time party thereto (the “Lenders”) that amends and restates the Letter of Credit Facility Agreement (the “Original Facility Agreement”), dated as of November 3, 2021, as amended and restated on October 31, 2022, October 26, 2023 and October 29, 2024 (and further amended pursuant to an amendment agreement dated December 23, 2024) and as amended and restated October 30, 2025 (collectively, the “Prior Amendments” and together with the Original Facility Agreement, the “Existing LOC Agreement”). The Existing LOC Agreement, as amended by the Fifth Restatement Agreement, is referred to herein as the “Amended LOC Facility.”

The Fifth Restatement Agreement establishes certain changes to the Existing LOC Agreement, including (i) adding Radian Group as guarantor of ICML’s obligations thereunder, (ii) removing Inigo Limited as guarantor of ICML’s obligations thereunder, (iii) providing for the letters of credit issued under the Amended LOC Facility to support ICML’s underwriting for the 2027 underwriting year of account and prior open years of account and (iv) increasing the commitments of the Lenders to issue letters of credit from $620 million under the Existing LOC Agreement to $880 million under the Amended LOC Facility.

The Amended LOC Facility will support ICML’s obligations in connection with ICML’s managed syndicate at Lloyd’s of London (“Lloyd’s”). The FAL are held in trust and available to meet the member’s obligations in respect of policies written at Lloyd’s. The letter(s) of credit will be available for use beginning on the effective date of the Fifth Restatement Agreement, which occurred on October 29, 2026, and will have a minimum term of four years and an expiration date no later than December 31, 2030.

The Amended LOC Facility contains customary representations, warranties, covenants, terms and conditions for ICML and Radian Group (as guarantor), including financial covenants, discussed below, and certain metrics relating to ICML’s financial position and the capital position that are standard for such arrangements. Compliance with these representations, warranties and covenants is required to maintain availability under the facility, and a failure to comply with these or other terms of the Amended LOC Facility could be an event of default, which could (i) result in the termination of the Lenders’ commitments and (ii) enable the Lenders, subject to the terms and conditions of the facility, to require ICML to procure that the Lenders’ liability under the outstanding letter(s) of credit be reduced to zero or that such letter(s) of credit be cash collateralized. In addition, a default under the Amended LOC Facility could trigger an event of default under the terms of Radian Group’s agreements governing existing or future indebtedness, including Radian Group’s previously disclosed revolving credit facility, dated as of November 4, 2025, with Royal Bank of Canada, as Administrative Agent and certain other lenders (the “RCF”), and its outstanding senior notes.

As noted above, pursuant to the Amended LOC Facility, Radian Group is the guarantor and is subject to negative and affirmative covenants including, among other things, limitations on its ability to incur additional indebtedness, make investments, create liens, transfer or dispose of assets, merge with or acquire other companies, and restrictions on certain transactions with affiliates and its ability to pay dividends. The Amended LOC Facility also contains various financial covenants with which Radian Group must comply that are generally consistent with the comparable covenants in the RCF, including covenants related to (i) Radian Group’s minimum consolidated net worth and (ii) Radian Group’s maximum Debt-to-Total Capitalization.

The foregoing summary is not a complete description of the Amended LOC Facility. The description is qualified in its entirety by reference to the full text of the Fifth Restatement Agreement (including the amended and restated letter of credit facility agreement attached as Schedule 3 thereto), which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

10.1

Fifth Amendment and Restatement Agreement, dated October 29, 2026, by and among Inigo Corporate Member Limited as borrower, Inigo Limited as resigning parent, Radian Group Inc. as new parent and guarantor, Barclays Bank PLC, National Westminster Bank PLC, ING Bank N.V., London Branch, SMBC Bank International plc, Lloyds Bank plc, ABN AMRO Bank N.V., HSBC Bank plc and The Bank of Nova Scotia, London Branch as original lenders and mandated lead arrangers, and Barclays Bank PLC as agent and security agent.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADIAN GROUP INC.

Date: November 3, 2026	By:	/s/ Daniel Kobell
Daniel Kobell, Senior Executive Vice President, Chief Financial Officer